EXHIBIT 32.2

INFINERA CORPORATION

Written Statement of Chief Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Duston M. Williams, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, as amended, that, to my knowledge on the date hereof:

(a)	that the Annual Report on Form 10-K of Infinera Corporation for the year ended December 29, 2007 (the “Annual Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	the information contained in the Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Infinera Corporation.

Date: February 13, 2008	/s/ DUSTON M. WILLIAMS
Duston M. Williams
Chief Financial Officer
(Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Infinera Corporation and will be retained by Infinera Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

This certification “accompanies” the Annual Report on Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Annual Report on Form 10-K), irrespective of any general incorporation language contained in such filing.